EXHIBIT 99

FOR IMMEDIATE RELEASE

Contact:	Anita Novak (Investors)
515-345-2515
Lisa Hamilton (Media)
515-345-7589

EMC INSURANCE GROUP INC. ANNOUNCES
2010 THIRD QUARTER EARNINGS RELEASE,
CONFERENCE CALL AND WEBCAST

DES MOINES, Iowa (October 8, 2010) – EMC Insurance Group Inc. (NASDAQ OMX/GS:EMCI) (the “Company”) today announced that 2010 third quarter and year-to-date earnings information will be released to the media before the opening of regular market hours on November 8, 2010. The third quarter earnings release and financial supplement will be available on the Company’s website (www.emcins.com) at that time.

The Company will host an earnings call at 11:00 a.m. eastern standard time, November 8, 2010, to allow securities analysts, stockholders and other interested parties the opportunity to hear management discuss the Company’s quarterly and year-to-date results, as well as its expectations for the remainder of 2010.  Dial-in information for the call is toll-free 1-877-407-8035 (International: 1-201-689-8035). The event will be archived and available for digital replay through November 24, 2010. The replay access information is toll-free 1-877-660-6853 (International: 1-201-612-7415); passcodes (both required for playback) are account no. 286; conference ID no. 358605. A webcast of the teleconference will be presented by PrecisionIR and can be accessed at http://www.investorcalendar.com or from the Company’s investor relations page at www.emcins.com/ir.  The archived webcast will be available until February 8, 2011. A transcript of the teleconference will also be available on the Company’s website shortly after the completion of the teleconference.

EMC Insurance Group Inc. is a publicly held insurance holding company with operations in property and casualty insurance and reinsurance. EMCI was formed in 1974 and became publicly held in 1982. The Company’s common stock trades on the NASDAQ OMX Global Select Market tier of the NASDAQ OMX Stock Market under the symbol EMCI. EMCI’s parent company is Employers Mutual Casualty Company (EMCC).  EMCI and EMCC, together with their subsidiary and affiliated companies, conduct operations under the trade name EMC Insurance Companies.